VANTEQ FUNDS
                                 (THE "TRUST")

                                    BY-LAWS


                                   ARTICLE I

                                  SHAREHOLDERS

         Section 1. Place of Meeting.  All meetings of the Shareholders  (which
                    -----------------
terms as used herein shall, together with all other terms defined in the Declaration of Trust, have the same meaning as in the Declaration of Trust) shall be held at the principal office of the Trust or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of meting.

         Section 2. Shareholder Meetings.  Meetings of the Shareholders for any
                    ---------------------
purpose or purposes may be called by the Chairman of the Board of Trustees, if any, or by the President or by the Board of Trustees and shall be called by the Secretary upon receipt of the request in writing signed by Shareholders holding not less than one third of the entire number of Shares issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. In addition, meetings of the Shareholders shall be called by the Board of Trustees upon receipt of the request in writing signed by Shareholders that hold not less than ten percent of the entire number of Shares issued and outstanding and entitled to vote thereat, stating that the purpose of the proposed meeting is the removal of a Trustee.

         Section 3. Notice of Meetings of Shareholders. Not less than ten days'
                    -----------------------------------
and not more than 120 days' written notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears upon the books of the Trust.

         No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

         Section 4. Record Dates.  The Board of Trustees may fix, in advance or
                    -------------
from time to time, a record date not exceeding 120 days and not less than 10 days preceding the date of any meeting of Shareholders or of the shareholders of any Series or Class for the determination of the Shareholders of record entitled to notice of and to vote at a Shareholders' meeting; for the determination of shareholders entitled to receive dividends, distributions, rights or allotments of rights; or for any other purpose requiring the fixing of a record date. Only such Shareholders of record on such date shall be entitled to notice of and to vote at such meeting, receive such dividends, rights or allotments, or otherwise participate as the case may be.

         Section 5. Access to  Shareholder  List.  The Board of Trustees  shall
                    -----------------------------
make  available  a list of the  names
and addresses of all shareholders as recorded on the books of the Trust, upon receipt of the request in writing signed by not less than ten Shareholders (who have been such for at least 6 months) holding Shares of the Trust valued at $25,000 or more at current offering price (as defined in the Trust's Prospectus) or holding not less than one percent in amount of the entire number of shares of the Trust issued and outstanding; such request must state that such Shareholders wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting to remove one or more trustees pursuant to Section 2 of Article I and Section 2 of Article II of these By-Laws and be accompanied by a form of communication to the Shareholders. The Board of Trustees may, in its discretion, satisfy its obligation under this Section 5 by either, as required by Section 16(c) of the Investment Company Act, making available the Shareholder List to such Shareholders at the principal offices of the Trust, or at the offices of the Trust's transfer agent, during regular business hours, or by mailing a copy of such Shareholders' proposed communication and form of request, at their expense, to all other Shareholders. Notwithstanding the foregoing, the Board of Trustees may also take such other action as may be permitted under Section 16(c) of the Investment Company Act.

         Section 6. Quorum,  Adjournment of Meetings. The presence in person or
                    ---------------------------------
by proxy of the holders of record of more than one-third of the Shares, or of the shares of any Series or Class, of the Trust issued and outstanding and entitled to vote thereat, shall constitute a quorum, respectively, at all meetings of the Shareholders; provided, however, that if any action to be taken by the Shareholders or by a Series or Class at a meeting requires an affirmative vote of a majority, or more than a majority, of the shares outstanding and entitled to vote, then in such event the presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote at such a meeting shall constitute a quorum for all purposes. At a meeting at which a quorum is present, a vote of a majority of the quorum shall be sufficient to transact all business at the meeting. If at any meeting of the Shareholders there shall be less than a quorum present, the Shareholders or Trustees present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

         Section 7. Voting and  Inspectors.  At all  meetings of  Shareholders,
                    -----------------------
each Shareholder shall be entitled to one vote on each matter submitted to a vote of the Shareholders of the affected Series or Class for each Share standing in his name on the books of the Trust on the date fixed for determination of Shareholders of the affected Series or Class entitled to vote at such meeting (except, if the Board so determines, for Shares redeemed prior to the meeting), and each such Series shall vote as an individual class ("Individual Class Voting"); a Series or Class shall be deemed to be affected when a vote of the holders of that Series or Class on a matter is required by the Investment Company Act of 1940; provided, however, that as to any matter with respect to which a vote of Shareholders is required by the Investment Company Act of 1940 or by any applicable law that must be complied with, such requirements as to a vote by Shareholders shall apply in lieu of Individual Class Voting as described above. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. Any Shareholder thus entitled to vote at any such meeting of Shareholders shall be entitled to vote either in person or by proxy appointed by instrument in writing subscribed by such Shareholder or his duly authorized attorney-in-fact.

         All elections of Trustees shall be had by a plurality of the votes cast and all questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided in the

Declaration of Trust or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

         At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

         Section 8.  Conduct of  Shareholders'  Meetings.  The  meetings of the
                     ------------------------------------
Shareholders shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if none of the Chairman of the Board of Trustees, the President or any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act, or if neither the Secretary nor an Assistant Secretary is present, than the meeting shall elect its secretary.

         Section 9.  Concerning  Validity  of Proxies,  Ballots,  Etc. At every
                     -------------------------------------------------
meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II

                               BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The  business  and affairs of
                    ----------------------------
the Trust shall be conducted and managed by a Board of Trustees consisting of the number of initial Trustees, which number may be increased or decreased as provided in Section 2 of this Article. Each Trustee shall, except as otherwise provided herein, hold office until the next meeting of Shareholders of the Trust following his election called for the purpose of electing Trustees or until his successor is duly elected and qualifies. Trustees need not be Shareholders.

         Section 2.  Increase or Decrease in Number of Trustees;  Removal.  The
                     -----------------------------------------------------
Board of Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding fifteen, and may elect Trustees to fill the vacancies created by any such increase in the number of Trustees until the next meeting called for the purpose of electing Trustees or until their successors are duly elected and qualify; the Board of Trustees, by the vote of a majority of the entire Board, may likewise decrease the number of

Trustees to a number not less than three but the tenure of office of any Trustee shall not be affected by any such decrease. Vacancies occurring other than by reason of any such increase shall be filled by a vote of a majority of the entire Board then sitting. In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected and any one or more nominees named in such proxy material should die, become incapacitated or fail to stand for election, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine.

         A Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of not less than two-thirds of the outstanding Shares of the Trust, present in person or by proxy at any meeting of Shareholders at which such vote may be taken, provided that a quorum is present. Any Trustee at any time may be removed for cause by resolution duly adopted at any meeting of the Board of Trustees provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of the Trustees whose removal is not proposed. As used herein, "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

         Section 3. Place of Meeting.  The  Trustees  may hold their  meetings,
                    -----------------
have one or more offices, and keep the books of the Trust outside Massachusetts, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 4. Regular Meetings. Regular meetings of the Board of Trustees
                    -----------------
shall be held at such time and on such notice, if any, as the Trustees may from time to time determine.

         Section 5. Special Meetings. Special meetings of the Board of Trustees
                    -----------------
may be held from time to time upon call of the Chairman of the Board of Trustees, if any, the President or two or more of the Trustees, by oral, telegraphic or written notice duly served on or sent or mailed to each Trustee not less than one day before such meeting. No notice need be given to any Trustee who attends in person or to any Trustee who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 6.  Quorum.  A majority of the  Trustees  then in office shall
                     -------
constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act")), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Declaration of Trust or by these By-Laws.

         Section 7.  Executive  Committee.  The Board of  Trustees  may, by the
                     ---------------------
affirmative vote of a majority of the entire Board, elect from the Trustees an Executive Committee to consist of such number of Trustees (but not less than two) as the Board may from time to time determine. The Board of Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees. When the Board of Trustees is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust (including the power to authorize the seal of the Trust to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Trustees, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section 8. Other Committees. The Board of Trustees, by the affirmative
                    -----------------
vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members of the Board (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Trustees shall otherwise provide. The Board of Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

         Section 9. Informal  Action by and Telephone  Meetings of Trustees and
                    -----------------------------------------------------------
Committees.  Any action required or permitted to be taken at any meeting of the
-----------
Board of Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be. Trustees or members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

         Section 10.  Compensation of Trustees and Committee Members.  Trustees
                      -----------------------------------------------
and members of the Committees appointed by the Board shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Board of Trustees.

         Section  11.  Dividends.  Dividends  or  distributions  payable on the
                       ----------
Shares of any Series or Class of the Trust may, but need not be, declared by specific resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Shareholders of the Series or Class to which they are payable and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

         Section 12. Indemnification. Before an indemnitee shall be indemnified
                     ----------------
by the Trust, there shall be a reasonable determination upon review of the facts that the person to be indemnified was not liable by reason of disabling conduct as defined in the Declaration of Trust. Such determination may be made either by vote of a majority of a quorum of the Board who are neither "interested persons" of the Trust or the investment adviser nor parties to the proceeding or by independent legal counsel. The Trust may advance attorneys' fees and expenses incurred in a covered proceeding to the indemnitee if the indemnitee undertakes to repay the advance unless it is determined that he is entitled to indemnification under the Declaration of Trust. Also at least one of the following conditions must be satisfied: (1) the indemnitee provides security for his undertaking, or (2) the Trust is insured against losses arising by reason of lawful advances, or (3) a majority of the disinterested nonparty Trustees or independent legal counsel in a written opinion shall determine, based upon review of all of the facts, that there is reason to believe that the indemnitee will ultimately be found entitled to indemnification.

                                  ARTICLE III

                                    OFFICERS

         Section 1.  Executive  Officers.  The executive  officers of the Trust
                     --------------------
shall include a Chairman of the Board of Trustees, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer. The Chairman of the Board and the President shall be selected from among the Trustees. The Board of Trustees may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have authority and perform such duties as the Board or the Executive Committee may determine. The Board of Trustees may fill any vacancy which may occur in any office. Any two offices, except those of Chairman of the Board and Secretary, and President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office. The term of office of all officers shall be
         --------------------------
until their respective successors are chosen and qualify; however, any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

         Section 3.  Powers and  Duties.  The  officers of the Trust shall have
         -------------------------------
such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Trustees or the Executive Committee. Unless otherwise ordered by the Board of Trustees, the Chairman of the Board shall be the Chief Executive Officer.

                                   ARTICLE IV

                                     SHARES

         Section 1. Share Certificates. The Board of Trustees has discretion to
                    -------------------
determine from time to time whether (i) all of the Shares of the Trust or any Series or Class shall be issued without certificates, or (ii) if certificates are to be issued for any Shares, the extent and conditions for such issuance, and the form(s) of such certificates.

         Section 2. Transfer of Shares.  Shares of any Series or Class shall be
                    -------------------
transferable on the books of the Trust by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares of that Series or Class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Trust or its agent may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Trustees.

         Section 3. Share Ledgers.  The share ledgers of the Trust,  containing
                    --------------
the name and address of the Shareholders of each Series or Class of the Trust and the number of shares of that Series or Class, held by them respectively, shall be kept at the principal offices of the Fund or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

         Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The Board of
                      -------------------------------------------
Trustees may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE V

                                      SEAL

         The Board of Trustees shall provide a suitable seal of the Trust, in such form and bearing such inscriptions as it may determine.

         ARTICLE VI FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                  ARTICLE VII

                              AMENDMENT OF BY-LAWS

         The By-Laws of the Trust may be altered, amended, added to or repealed by the Shareholders or by majority vote of the entire Board of Trustees, but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.